UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report):  June 24, 2003

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21342	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5 — Other Events and Required FD Disclosure.

In a press release issued June 24, 2003, Wind River Systems, Inc. announced the resignation of its president and chief executive officer, Thomas St. Dennis, and certain other management changes.  The text of this press release is attached hereto as Exhibit 99.1.

Item 7 — Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits — The following exhibit is furnished as part of this Report:

Exhibit 99.1 — Text of Press Release issued by Wind River Systems, Inc., dated June 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2003	WIND RIVER SYSTEMS, INC.

	By: /S/	MICHAEL ZELLNER
Michael Zellner
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Number

Description

99.1	Text of Press Release issued by Wind River Systems, Inc., dated June 24, 2003